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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
DATA RACE, INC.:

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 11, 2000, related to the financial statements of Data Race, Inc. as of June 30, 2000 and 1999 and for each of the years in the three-year period ended June 30, 2000, which report is included in the June 30, 2000 Annual Report on Form 10-K of Data Race, Inc.

                                                     /s/ KPMG LLP
                                                     -----------------
                                                     KPMG LLP

March 11, 2001
San Antonio, Texas